Exhibit 1.01

Holley Inc.

Conflict Minerals Report

For The Year Ended December 31, 2024

Section 1: Introduction and Company Overview

This Conflict Minerals Report (“CMR”) pertains to Holley Inc., (herein referred to as “Holley,” “we,” or “our”) filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for calendar year 2024. Unless explicitly defined herein, terms used in this CMR adhere to definitions provided in Rule 13p-1 and Form SD. References to internet websites herein are provided solely as mandated by Rule 13p-1, and information accessible through these websites is not incorporated by reference into this Form SD. Statements presented in this CMR are grounded in our due diligence activities performed in good faith. Factors that may affect the accuracy of these statements include, but are not limited to, incomplete supplier data, unavailability of smelter and refiner data, and potential errors or omissions by suppliers or smelters.

As a company who contracts to manufacture products containing tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality and/or production of such products (the “3TG Products”), we maintain relationships with a global network of suppliers. Our 3TG Products are listed on Schedule A attached hereto. We depend on these suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. As a downstream purchaser, Holley, in most instances, is many steps removed from the smelters and refiners in our supply chain. Holley does not directly purchase 3TG from the Democratic Republic of the Congo or any adjoining countries (collectively the “Covered Countries”).  Given Holley’s scale, the intricate nature of our products, and the extensive and dynamic nature of our supply chain, identifying suppliers upstream from our direct suppliers poses significant challenges.

Section 2: Reasonable Country of Origin Inquiry

Holley’s method for determining the country of origin of 3TG contained in our 3TG Products is to conduct a supply-chain survey with direct suppliers using the template developed by the Responsible Minerals Initiative (“RMI”) known as the Conflict Minerals Reporting Template (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process and information about its supply chain, including the names and locations of smelters and refiners as well as the country of origin of 3TG used by those facilities.

We surveyed our suppliers known or suspected to provide components and materials for our 3TG Products (“Impacted Suppliers”), which resulted in 186 inquiries. Some Impacted Suppliers received multiple inquiries, to increase the probability all Impacted Suppliers received our inquiry. While we requested that all Impacted Suppliers respond to the survey, we have an internal escalation process for following up with unresponsive Impacted Suppliers to increase the response rate. For 2024, we received 63 total responses. Based on these results, we have reason to believe that some of the 3TG in our supply chain may have originated from the Covered Countries and also have reason to believe that such 3TG may not be from recycled or scrap sources.

Section 3: Design of Due Diligence Framework

In accordance with Rule 13p-1, we undertook due diligence efforts on the source and chain of custody of 3TG in our supply chain. Rule 13p-1 requires that a registrant’s due diligence follow a nationally or internationally recognized due diligence framework. Holley relied upon the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements for each of the conflict minerals (the “OECD Guidance”). The OECD Guidance is described in the five-steps noted in Section 4 below. Holley is designing its due diligence measures to be in conformity, in all material respects, with the OECD Guidance.

Section 4: Due Diligence Measures Performed

This Section 4 describes measures performed by us to exercise due diligence on the source and chain of custody of 3TG contained in our 3TG Products.

Exhibit 1.01

Step 1 – Establish Strong Company Management Systems

Systems of Controls and Transparency

We depend on our Impacted Suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. We distributed the CMRT to our suppliers, which is a standardized reporting template that facilitates the transfer of information through the supply chain regarding the country of origin of 3TG and smelters and refiners being utilized. As we continue to build out this program, we aim to refine our ability to send out and obtain information from our suppliers more efficiently.

Internal Management Systems

Holley established a management team to oversee our conflict minerals compliance program, which includes our Vice President of Internal Audit and our General Counsel. The team will report to Holley’s board of directors at least once annually with any program updates, as well as Holley’s disclosure committee before filing the Form SD.

Supplier Engagement

As part of the CMRT sent to Impacted Suppliers, we ask them to provide information on whether they established a responsible conflict minerals sourcing policy. Additionally, we ask if they require direct suppliers to source 3TG from smelters whose due diligence practices have been validated by an independent third-party audit. Lastly, we ask our Impacted Suppliers whether they have implemented due diligence measures for responsible sourcing. By asking these questions, we aim to have our Impacted Suppliers remain engaged in collaborating with Holley to attempt to responsibly source 3TG.

Company Level Grievance Mechanism

For any issues or concerns relating to environmental issues or human rights violations pertaining to our suppliers, Holley takes these maters very seriously and offers that any complaint be sent directly to Holley Code of Ethics Hotline at 833-202-5096 or by visiting https://www.lighthouse-services.com/holley.

Step 2 – Identify and Assess Risks in the Supply Chain

To identify the country of origin of 3TG contained in our 3TG Products, we conducted a supply-chain survey with Impacted Suppliers using the CMRT.

We reviewed Impacted Supplier responses to determine whether further engagement is necessary. Holley confirms for each submitted CMRT:

●	All required sections are filled out. If they are not filled out, we ask the Impacted Supplier to revise their CMRT and resubmit.
●	If a smelter in the supply chain sources 3TG from the Covered Countries, the below paragraph is required.
●	If a smelter in the supply chain sources 3TG from conflict-affected and high-risk areas (“CAHRA”), the below paragraph is required.

As part of our efforts to track and investigate facilities in our supply chain that may be sourcing 3TG from the Covered Countries or in CAHRA, we require those Impacted Suppliers to then provide CMRTs on their suppliers who source 3TG from the Covered Countries or in CAHRA. We believe this will allow Holley to further understand and assess the level of risk of our Impacted Suppliers. We also ask Impacted Suppliers to confirm whether their smelters are RMAP conformant.  Responsible Minerals Assurance Process (“RMAP”) identifies smelters and refiners that process materials from conflict-free sources.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

For any issues or concerns relating to environmental issues or human rights violations pertaining to our suppliers, Holley takes these matters very seriously and offers that any complaint be sent directly to Holley Code of Ethics Hotline at 833-202-5096 or by visiting https://www.lighthouse-services.com/holley.

Exhibit 1.01

Step 4 – Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Holley does not perform direct audits of the 3TG smelters and refiners within our supply network.

Step 5 – Report Annually on Supply Chain Due Diligence

We are filing this CMR with the Securities and Exchange Commission and also making the CMR publicly available on our Holley Investor Website.

Section 5: Due Diligence Results

We depend on our Impacted Suppliers to furnish information regarding the origin of the 3TG utilized in the 3TG Products. Impacted Suppliers are similarly reliant upon information provided by their suppliers. Based on the information provided by Impacted Suppliers in the CMRT survey and the due diligence measures described above, we have reason to believe that 3TG were sourced from a total of 6 suppliers, for use in parts and components supplied to Holley, from the smelters listed on Schedule B attached hereto. Furthermore, based on the information obtained as a result of the due diligence measures described above, we reasonably determined that the minerals processed by these smelters may be from the countries of origin listed on Schedule C attached hereto.

Section 6: Efforts to Determine the Mine or Location of Origin

Holley’s efforts to determine the mines or locations of origin of the 3TG in our supply chain include continued implementation of the due diligence measures described above, including conducting surveys of our Impacted Suppliers utilizing the CMRT.

Section 7: Steps to be Taken to Mitigate Risk

Holley intends to take the following steps to improve our due diligence process, including:

●	Engage with our suppliers more regularly and earlier in the year in an attempt to increase overall supplier response rates and improve the content of supplier responses;
●	Encourage suppliers that manufacture components or materials containing 3TG to source them from validated smelters when sufficient options exist for procuring conflict-free materials; and
●

For those Impacted Suppliers who are unsure whether they source 3TG from the Covered Countries or in CAHRA, we aim to work with/encourage them to improve their reporting capabilities so as to increase transparency.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “aim,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. Examples of forward-looking statements include statements relating to the results of our due diligence and our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit 1.01

Schedule A to

Conflict Minerals Report

Description of Holley Products

Ignition Coils

Ignition Coil Blaster

Piston Brakes

Connectors

Pins

Clamps

Wiring

Cables

Harnesses

Terminals

Insulation

Headers

Brackets

Instrument Panels

Switches

Keyboards

Lock Stopper

Lock

Retainers

Exhibit 1.01

Schedule B to

Conflict Minerals Report

Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC

Exhibit 1.01

Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Geib Refining Corporation
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Impala Platinum - Base Metal Refinery (BMR)
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Impala Platinum - Rustenburg Smelter
Gold	Impala Refineries – Base Metals Refinery (BMR)
Gold	Impala Refineries – Platinum Metals Refinery (PMR)
Gold	Impala Rustenburg
Gold	Inca One (Chala One Plant)
Gold	Inca One (Koricancha Plant)
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.

Exhibit 1.01

Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS MnM Inc.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA

Exhibit 1.01

Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Sam Precious Metals
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Sancus ZFS (L’Orfebre, SA) 1
Gold	SAXONIA Edelmetalle GmbH
Gold	Sellem Industries Ltd. 3
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Shenzhen Jinjunwei Resource Comprehensive Development Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.

Exhibit 1.01

Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Gold Smelting Co. Ltd.
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	Avon Specialty Metals Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiujiang Janny New Material Co., Ltd.

Exhibit 1.01

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Plansee SE Reutte
Tantalum	PowerX Ltd.
Tantalum	QSIL Metals Hermsdorf GmbH
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Metals & Chemicals Co., Ltd.
Tantalum	RFH Recycling Metals Co., Ltd.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Smelter Not Listed
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taike Technology(Suzhou)Co.,Ltd.
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	China Yunnan Tin Co Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda

Exhibit 1.01

Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Dragon Silver Holdings Limited
Tin	DS Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Empresa Metalúrgica Vinto
Tin	Empressa Nacional de Fundiciones (ENAF)
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Indonesian State Tin Corporation Mentok Smelter
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd

Exhibit 1.01

Tin	MSC
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur (SIM)
Tin	PT Sumber Jaya Indah
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.

Exhibit 1.01

Tin	Rian Resources SDN. BHD.
Tin	Rikayaa Greentech Private Limited
Tin	Rui Da Hung
Tin	Smelting Branch of Yunnan Tin Company Ltd
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	TRATHO Metal Quimica
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	White Solder Metalurgica
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan ride non-ferrous metal co., LTD
Tin	Yunnan Xi YE
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Avon Specialty Metals Ltd
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Dongkuk Industries Co., Ltd.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.
Tungsten	Global Tungsten & Powders LLC
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH

Exhibit 1.01

Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	Kenee Mining Vietnam Company Limited
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	LLC Vostok
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Plansee Composite Materials GmbH
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory metals plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Yudu Ansheng Tungsten Co., Ltd.

Exhibit 1.01

Schedule C to

Conflict Minerals Report

Countries of Origin

Gold: Andorra, Angola, Argentina, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Benin, Bolivia (Plurinational State of), Brazil, Botswana, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Cyprus, Democratic Republic of the Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Soloman Islands, South Africa, Sudan, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uruguay, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Tantalum: Australia, Austria, Brazil, Burundi, Canada, China, Colombia, Congo, Democratic Republic of the Congo, El Salvador, Estonia, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Ireland, Israel, Japan, Republic of Korea, Madagascar, Malaysia, Mexico, Mozambique, Niger, Nigeria, Russian Federation, Rwanda, Sierra Leone, Singapore, Spain, Thailand, United Kingdom, United States

Tin: Argentina, Australia, Austria, Belgium, Bermuda, Bolivia (Plurinational State of), Brazil, Burundi, Canada, Chile, China, Colombia, Congo, Democratic Republic of the Congo, Estonia, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Luxembourg, Malaysia, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, Niger, Nigeria, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Singapore, Slovakia, South Africa, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Vietnam, Zambia.

Tungsten: Australia, Austria, Bolivia (Plurinational State of), Brazil, Burundi, China, Colombia, Congo, Democratic Republic of the Congo, Germany, India, Ireland, Israel, Japan, Kazakhstan, Malaysia, Mexico, Mongolia, Myanmar, Netherlands, Nigeria, Peru, Portugal, Republic of Korea, Russian Federation, Rwanda, Singapore, Spain, Tanzania, Thailand, United Kingdom, United States, Uzbekistan, Vietnam, Zimbabwe.